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                                                                     Exhibit 5.1
                    [LETTERHEAD OF DECHERT PRICE & RHOADS]

                               December 16, 1997

Delco Remy International, Inc.
2902 Enterprise Drive
Anderson, IN 46013

          Re:  Form S-1 Registration Statement
               (the "462(b) Registration Statement")
               -------------------------------------

Gentlemen and Ladies:

          We have acted as counsel to Delco Remy International, Inc., a Delaware corporation (the "Company"), Delco Remy America, Inc., a Delaware corporation ("DRA"), Reman Holdings, Inc., a Delaware corporation ("Reman"), Remy International, Inc., a Delaware corporation ("Remy"), Marine Drive Systems, Inc., a New Jersey corporation ("Marine Drive" and collectively with DRA, Reman, and Remy, the "Relevant Subsidiaries"), The A&B Group, Inc., a Mississippi corporation, A&B Enterprises, Inc., a Mississippi corporation, Dalex, Inc. a Mississippi corporation, A&B Cores, Inc., a Mississippi corporation, MCA, Inc. of Mississippi, a Mississippi corporation, R&L Tool Company, Inc., a Mississippi corporation, Nabco, Inc. a Michigan corporation, Power Investments, Inc., an Indiana corporation, Franklin Power Products, Inc., an Indiana corporation, International Fuel Systems, Inc. an Indiana corporation, Marine Corporation of America, Inc., an Indiana corporation, Powrbilt Products, Inc., a Texas corporation and World Wide Automotive, Inc., a Virginia corporation (such companies collectively with the Relevant Subsidiaries, the "Guarantors") in connection with the preparation and filing of the 462(b) Registration Statement

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Delco Remy International, Inc.
December 16, 1997
Page 2

under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance of an additional $15,000,000 principal amount of Senior Notes Due 2007 (the "Additional Notes") of the Company and guaranteed by the Guarantors (the "Guaranties"). The Additional Notes are to be issued pursuant to the terms of an Indenture substantially in the form filed as Exhibit 4.1 to the 462(b) Registration Statement (the "Indenture"), between the Company and United States Trust Company of New York, as Trustee.

          The 462(b) Registration Statement covering the offer and sale of the Additional Notes is being filed with the Securities and Exchange Commission (the "Commission") in connection with the proposed public offering described in the Company's Registration Statement on Form S-1 (Registration No. 333-37703) filed with the Commission on October 10, 1997, as amended, and which became effective on December 15, 1997.

          We have participated in the preparation of the 462(b) Registration Statement and have made such legal and factual examination and inquiry which we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies. Based on the foregoing it is our opinion that:

          1. The Additional Notes have been duly authorized by the Company, and when executed, authenticated and delivered in accordance with the terms of the Indenture, and paid for in the manner and at the prices set forth in the 462(b) Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights or debtors' obligations and to general principles of equity.

          2. Each Guaranty issued by a Relevant Subsidiary has been duly authorized by the respective Relevant Subsidiary and when executed, authenticated and delivered in accordance with the terms of the Indenture and when the Additional Notes have been paid for in the manner and at the price set forth in the Registration Statement, will constitute the legal, valid and binding obligation of each Relevant Subsidiary, enforceable against each Relevant Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights or debtors' obligations and to general principles of equity.

          The opinion expressed herein is rendered for your benefit in connection with the transaction contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.
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Delco Remy International, Inc.
December 16, 1997
Page 3

          We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                    Very truly yours,

                                    DECHERT PRICE & RHOADS